UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2003

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1275 Harbor Bay Parkway, Alameda, California 94502		94502
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code):  (510) 864-8800

(Former name or former address, if changed since last report.):  N/A

Item 5.  Other Events and Regulation FD Disclosure.

On September 24, 2003, UTStarcom, Inc., a Delaware corporation, pursuant to its definitive proxy statement filed with the Securities and Exchange Commission on August 22, 2003, held its special meeting of stockholders wherein the proposed amendment to the Company’s Thirteenth Amended and Restated Certificate of Incorporation to increase the authorized common stock, par value $0.00125 per share, of the Company from 250,000,000 shares to 750,000,000 shares was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTStarcom, Inc.

Date: September 25, 2003	By:	/s/ Michael Sophie
	Name:	Michael Sophie
	Title:	Chief Financial Officer